Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 27, 2007, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of MAKO Surgical Corp. dated September 19, 2007.
/s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
September 17, 2007